                   P. H. GLATFELTER COMPANY AND SUBSIDIARIES
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                      Computation of Net Income Per Share

Exhibit 11

                                                           For the Three Months Ended           For the Nine Months Ended
                                                             9/30/97           9/30/96           9/30/97          9/30/96
                                                           -------------    --------------    --------------    --------------
Weighted average number of common and common
  share equivalents:
      Common Shares:
         Shares outstanding, beginning of period........    42,135,977        42,646,126        42,539,828        43,435,312

         Less shares purchased for treasury.............       (43,161)(1)       (18,600)(2)      (375,376)(1)      (744,561)(2)

         Shares issued:
           Employee Stock Purchase Plans................           178 (3)           226 (4)        22,692 (3)        22,051 (4)
           Key Employee Long-Term Incentive Plan........        17,077 (5)           467 (6)         9,208 (5)         3,221 (6)
           401(k) Plan..................................         5,161 (7)         5,171 (8)        30,107 (7)        27,154 (8)
           Restricted Common Stock Award Plan...........           -   (9)           -   (9)         7,482 (9)        40,312 (9)
                                                           -------------    --------------    --------------    --------------
              Total.....................................    42,115,232        42,633,390        42,233,941        42,783,489
         Common share equivalents applicable to
           outstanding stock awards and
           option grants................................       307,015 (10)      155,402 (10)      204,111 (10)      194,489 (10)
                                                           -------------    --------------    --------------    --------------
              Total.....................................    42,422,247        42,788,792        42,438,052        42,977,978

   Net income...........................................   $ 7,422,779       $13,236,398       $31,467,584       $43,482,624

   Net income per common share..........................   $      0.17       $     $0.31       $      0.74       $      1.01
                                                            ============     =============     =============     =============

(1) Weighted average effect of 67,700 common shares repurchased in the third quarter of 1997 and 577,200 common shares repurchased in the first nine months of 1997.
(2) Weighted average effect of 137,300 common shares repurchased in the third quarter of 1996 and 1,083,573 common shares repurchased in the first nine months of 1996.
(3) Weighted average effect of 16,370 common shares issued from treasury on September 30, 1997 and 59,971 common shares issued from treasury in the first nine months of 1997.
(4) Weighted average effect of 20,804 common shares issued from treasury on September 30, 1996 and 63,236 common shares issued from treasury in the first nine months of 1996.
(5) Weighted average effect of 82,420 common shares issued from treasury in the third quarter of 1997 and 88,520 common shares issued from treasury in the first nine months of 1997.
(6) Weighted average effect of 2,000 common shares issued from treasury in the third quarter of 1996 and 6,131 common shares issued from treasury in the first nine months of 1996.
(7) Weighted average effect of 13,947 common shares issued from treasury in the third quarter of 1997 and 56,545 common shares issued from treasury in the first nine months of 1997.
(8) Weighted average effect of 15,276 common shares issued from treasury in the third quarter of 1996 and 53,607 common shares issued from treasury in the first nine months of 1996.
(9) Weighted average effect of 13,350 common shares issued from treasury on May 1, 1997 and 72,193 common shares issued from treasury on May 1, 1996.
(10) Weighted average effect of shares subject to outstanding awards under the Registrant's 1988 Restricted Common Stock Award Plan and weighted average effect of shares issuable under the Registrant's 1992 Key Employee Long-Term Incentive Plan.

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